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                                                                   Exhibit 10.17


                            PATENT LICENSE AGREEMENT
                     NETCENTIVES INC. AND MYPOINTS.COM, INC.


Effective this 31st day of March, 1999, (the "Effective Date") Netcentives Inc, a corporation organized under the laws of California (hereafter "Netcentives"), having a principal place of business at 690 Fifth Street, San Francisco, Ca. 94107, and MyPoints.com, Inc., a corporation organized under the laws of Delaware (hereafter "MyPoints.com"), having a principal place of business at 565 Commercial Street, San Francisco, Ca. 94111, agree as follows:


ARTICLE I--PURPOSE OF THE AGREEMENT

1.1 Netcentives has an issued patent relating to Online Incentive and Loyalty Systems.

1.2 The parties have jointly concluded that their respective needs and interests will be served by the grant of a patent license from Netcentives to MyPoints.com, in consideration for which MyPoints.com will make payment of royalties to Netcentives, all under the conditions stated in the Articles of this Agreement.

1.3 MyPoints.com has filed an action for declaratory relief as to whether it has infringed or currently infringes the Netcentives patent referenced above. MyPoints.com agrees to dismiss the complaint in that action, as well as any other legal proceedings filed against Netcentives, within two days of the Effective Date of this License Agreement. Nothing in this Agreement shall be deemed to be an admission by either party as to infringement by that party of any patent, or as to the validity of any patent, or as to the validity of any claims set forth in the action for declaratory relief.


ARTICLE II--DEFINITIONS

2.1 IN-HOUSE PROGRAMs means: Any online incentives or rewards program or system, or portion thereof, which:

     2.1.1 Contains a product catalog, an awards catalog, and an account information database; and

     2.1.2 Is branded solely with MyPoints.com's owned or licensed trademarks, (including, but not limited to, the MyPoints Program); and

     2.1.3 Is not run, operated, maintained, licensed, set up, implemented or serviced by MyPoints.com or a MyPoints.com Agent for a Third Party or on behalf of a Third Party.

     2.1.4 The parties acknowledge that email-based programs which do not contain all three elements set forth in Section 2.1.1 (such as the email-based program run by MyPoints.com under the brand "Bonus Mail" in the form that such program exists as of the Effective Date) do not fall within the definition of In-house Programs.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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2.2  LICENSED TERRITORy means: The United States and its Territories, as well as any jurisdiction in which Netcentives has filed and received rights to practice, or rights to exclude others from practicing, the inventions claimed in the Patent. The extent of the Licensed Territory may expand from time to time, as patent rights are granted in new jurisdictions.

2.3 MEDIAN POINT VALUE (OR MPV) means: During any fiscal quarter, the median dollar value of single unit of Points in the entire Redemption Catalog of an In-house Program or a Third Party Program. It is calculated using the approximate retail value of items, services, or benefits in the Redemption Catalog, divided by the number of Points required to redeem such items. (For example, the [*] costs [*] MyPoints, and the dollar value is [*], which means that for this item, the value of a MyPoint is [*]). The MPV will be calculated by calculating this value for each item in the catalog, and taking the median of the values. MPV will be determined based on catalog dollar values in effect 30 calendar days before the close of each fiscal Quarter, provided, however, that MyPoints.com shall not alter the Redemption Catalog in such a manner that such MPV is materially different from the MPV in the immediately preceding or subsequent week.

2.4 MYPOINTS.COM AGENT means: a company or individual who is retained by MyPoints.com to perform specific functions on behalf of MyPoints.com and under MyPoints.com's direction or control, but does not include Third Parties for whom MyPoints.com runs, operates, maintains, licenses, sets up, or implements a Third Party Program. The MyPoints.com Agent does not receive any license rights under
Article III of this Agreement independent of the license granted to MyPoints.com, and is not a sublicensee of the Patent or a beneficiary of any rights thereto, except in the capacity of performing the specific functions on behalf of MyPoints.com.

2.5 NETCENTIVES PATENT (OR PATENT) means: U.S. Patent No. 5,774,870 and continuations, continuations-in-part, divisionals and foreign counterparts thereof.

2.6 POINTS means: The units of value which end-users receive or accrue in an In-house or Third Party Program.

2.7 REDEMPTION CATALOG means: The list of goods, services, or other benefits in exchange for which end-users can redeem Points.

2.8 THIRD PARTY means: Any entity that is not MyPoints.com or Netcentives. THIRD PARTY PROGRAMS means: Any online incentives or rewards program or system, or portion thereof (but not including programs or systems that are solely e-mail based), which:

     2.9.1 contains a product catalog, a redemption catalog, and an account information database; and

     2.9.2 is run, operated, maintained, licensed, set up, or implemented by MyPoints.com, with or without the assistance of a MyPoints.com Agent, for a Third Party or on behalf of a Third Party (including, but not limited to, MyPoints by GTE, and Prodigy Points).

     2.1.4 The parties acknowledge that email-based programs which do not contain all three


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


CONFIDENTIAL                     March 31, 1999                     Page 2 of 10

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     elements set forth in Section 2.9.1 (such as the email-based program run by
     MyPoints.com under the brand "Bonus Mail" in the form that such program exists as of the Effective Date) do not fall within the definition of Third Party Programs.


ARTICLE III--LICENSE GRANT

3.1 IN-HOUSE PROGRAMS. Netcentives will grant to MyPoints.com a non-transferable (except as provided in Article VI), non-sublicensable, non-exclusive license under the Patent, in the Licensed Territory, to make, use, reproduce, market, display, operate, and offer In-House Programs through MyPoints.com Agents and MyPoints.com's employees.

3.2 THIRD PARTY PROGRAMS. Netcentives will grant to MyPoints.com a non-transferable (except as provided in Article VI), non-sublicensable (subject to Article 3.2.1), non-exclusive license under the Patent, in the Licensed Territory, to make, use, reproduce, market, display, operate, and offer Third Party Programs through MyPoints.com Agents and MyPoints.com's employees.

3.2.1 LICENSE NOTICE. MyPoints.com may run, operate, maintain, license, set up, or implement Third Party Programs, provided however, that MyPoints.com must include in its contract with each such Third Party for the operation of the Third Party Program a provision stating that such Third Party Program is being operated by MyPoints.com under a license for the Patent from Netcentives, and that such Third Party will have no license under the License Agreement in the event that MyPoints.com no longer provides such services to the Third Party. MyPoints.com agrees that it will not run, sell, participate in, implement, license, set up or maintain any such Third Party Program without requiring the Third Party to sign such contractual term prior to implementation of such Third Party Program. MyPoints.com will provide Netcentives with prompt notice of termination of contracts with Third Parties for Third Party Programs, which notice will in no event be provided more than 30 days after such termination.


ARTICLE IV--ROYALTIES, REPORTS, PAYMENT, AND AUDIT

4.1 ROYALTY OBLIGATION. In consideration of the licenses set forth in Article 3 above, MyPoints.com agrees to pay royalties to Netcentives as set forth in this Article and in Exhibit A to this Agreement (or, if applicable, as set forth in Article VI).

4.1.1 PRE AGREEMENT PERIOD ROYALTIES. For the period from the issuance of the Patent to the Effective Date of this Agreement (the "Pre-Agreement Period") MyPoints.com will pay royalties for Points distributed in the Licensed Territory to end users pursuant to any In House or Third Party Programs to Netcentives based on the schedule attached as Exhibit A to this Term Sheet. The Pre-Agreement Period Points distributed will be included in the calculation of the Points beginning at the first level of royalties on the schedule of Exhibit
A. This payment will be made within fifteen (15) days of signing of the License Agreement.


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4.1.2 RUNNING ROYALTY. MyPoints.com will pay Netcentives royalties consisting of a percentage of the product of the MPV and all Points distributed in the Licensed Territory to end users pursuant to any In House or Third Party
Programs. The royalty schedule is set forth on Schedule A to this Term Sheet.

4.2  REPORTS, PAYMENT AND AUDIT

4.2.1 TIMING OF REPORTS. MyPoints.com will make written reports to Netcentives quarterly within thirty (30) calendar days after the first close of each fiscal quarter. The first such report shall include the period of time between the Effective Date of this Agreement and the close of the first fiscal quarter occurring after the Effective Date.

4.2.2 CONTENT OF REPORTS. Each report shall state the number of Points distributed during the preceding three calendar months, the MPV for that same time period, and the product of the number of Points distributed and MPV, and details on which the MPV calculations rely (list of goods in Redemption Catalog, approximate retail value of such goods, number of Points required to redeem for such goods) for the period of the preceding three calendar months. With each report, MyPoints.com will provide the certification from one of its officers that the calculations are correct and have been executed in compliance with this License Agreement.

4.2.3 PAYMENTS. Concurrently with the making of each report required under this Article, MyPoints.com will pay to Netcentives royalties at the rate specified in this Article IV.

4.2.4 ROYALTY ACCOUNTING RECORDS. MyPoints.com will keep records showing the Points distributed and MPV, such records to be in sufficient detail to enable the royalties payable to Netcentives to be determined. MyPoints.com will also permit its books and records to be examined from time to time as provided in
Article 4.2.5 to the extent necessary to verify the reports provided for in
Article 4.2.1 and 4.2.2, such examination to be made at the expense of Netcentives by an independent auditor appointed by Netcentives who shall report to Netcentives thereupon as provided in Article 4.2.5. In the event that the royalties due are determined by the independent auditor to be more than 5% greater than the royalties paid under Article 4.2.3 for any fiscal quarter, MyPoints.com will have the option of remitting the difference and promptly reimbursing Netcentives for the costs of the audit or submitting the matter to arbitration pursuant to Article 9.3. If MyPoints.com elects to submit the matter to arbitration and Netcentives elects to pursue the matter in arbitration, then the losing party in the arbitration will pay for the auditors of both parties and pay for the arbitration. Upon termination of this Agreement for any reason, Netcentives shall have the right to have a final audit as provided in Article
4.2.5 conducted by an independent auditor appointed by Netcentives and paid by Netcentives.

4.2.5 AUDIT PROCEDURES. Netcentives will have the right, at its own expense and at any reasonable time or times, to cause a third party independent auditor not engaged on a contingency basis and approved by MyPoints.com (not to be unreasonably withheld) to inspect and audit the books and records of MyPoints.com in order to verify the contents of the reports of Article 4.2.2 above. Any such audit (i) shall be conducted after reasonable prior notice, during


CONFIDENTIAL                     March 31, 1999                     Page 4 of 10

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normal business hours and at the location(s) where such books and records are normally kept and (ii) may not be conducted more than once in any given twelve
(12) month period. Notwithstanding the foregoing, in the event that any such audit results in a correcting payment (as provided in Section 4.2.4), Netcentives shall have the right to conduct up to two (2) such audits in the subsequent year. Such audit and the results thereof shall be confidential (except for use, subject to reasonable protective orders to which the parties shall stipulate, in connection with proceedings to compel a correcting payment as set forth in Article 4.2.4), and MyPoints.com reserves the right to require the auditor to execute an appropriate non-disclosure agreement before permitting the inspection and audit to proceed. The auditor shall only report to Netcentives the amount, if any, of royalties that MyPoints.com has overpaid or underpaid under subparagraph (c) above and shall not disclose to Netcentives either the detailed or underlying information supporting such conclusion or any of such auditor's work papers. The auditor shall provide a copy of such report to MyPoints.com concurrently with reporting to Netcentives.


ARTICLE V--REPRESENTATIONS AND WARRANTIES; LIMITATIONS

5.1 REPRESENTATIONS AND WARRANTIES. Each party represents and warrants that it is a corporation in good standing under the laws of the state of its incorporation; that it has the authority to enter into this Agreement; that it has obtained all corporate approvals necessary to enter into this Agreement; and that this Agreement is valid and binding and enforceable in accordance with its terms. Netcentives further represents and warrants that it has all right, title, and interest in the Patent.

5.2. LIMITATIONS. Nothing in this Agreement shall be construed as a warranty or representation by either party as to the validity or scope of any patent; a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third persons; a requirement that either party shall file any patent application, secure any patent, or maintain any patent in force; an obligation to bring or prosecute actions or suits against third parties for infringement of any patent; an obligation to furnish any manufacturing or technical information, or any information concerning pending patent applications; conferring a right to use in advertising, publicity, or otherwise any trademark or trade name of the party from which a license is received under the Agreement; or granting by implication, estoppel, or otherwise any licenses or rights under patents other than the Patent. Netcentives disclaims and MyPoints.com accepts such disclaimer of any indemnity under this Agreement or by operation of law.

ARTICLE VI--TRANSFERABILITY OF RIGHTS AND OBLIGATIONS

6.1 This Agreement may not be assigned or transferred by any party to a third party without the prior written consent of the other party, unless the assignment or transfer of this Agreement is part of an assignment or transfer of all or substantially all of the assets of the party ("Change of Control"). In the event of such a Change of Control of Netcentives (or any other transfer of ownership of the Patent), all terms of this Agreement will remain in effect and be binding on the assignee/transferee. In the event of such a Change of Control of MyPoints.com, all terms of the


CONFIDENTIAL                     March 31, 1999                     Page 5 of 10

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Agreement will remain in effect and be binding on the assignee/transferee, including the royalty schedule set forth in Exhibit A for Points distributed; provided, however, that if the Change of Control of MyPoints.com takes place within three (3) years of the Effective Date, then the following royalty schedule will apply from the later of (a) [*], or (b) the date on which the Change of Control becomes effective:

year 1, [*] for all Points distributed;
year 2, [*] for all Points distributed;
year 3, [*] for all Points distributed; and years 4 and later, [*] on all Points distributed thereafter.

ARTICLE VII--LICENSEE COOPERATION

7.1 PATENT MARKING. MyPoints.com agrees to observe the reasonable requirements of Netcentives with respect to marking Third Party or In-house Programs under license herein with the word "Patent", followed by the number 5,774,870, which reasonable requirement will be satisfied by one such reference at one web page (which page is reasonably accessible to a user seeking such notice) of each Third Party Program or In-house Program in the Licensed Territory.

ARTICLE VIII--CONFIDENTIALITY.

8.1 TERMS CONFIDENTIAL. Except as set forth below in Article 8.2 of this Agreement, the terms of this Agreement shall be confidential and shall not be disclosed to any person or entity not a party to this Agreement, except the disclosing party's attorneys, accountants, and investors who are bound by the confidentiality provisions set forth herein, unless prior written consent is obtained from the other party, or unless a court or administrative agency of the United States or a state thereof orders such disclosure, provided, however, that in the event that such disclosure is required, the parties will use good faith efforts to maintain the confidentiality of any terms of this Agreement which are not so required to be disclosed. Furthermore, the parties will not publicize or disclose the pleadings and documents, and contents thereof, prepared in connection with the litigation filed by MyPoints.com in this matter.

8.2 PUBLIC STATEMENT. The parties will not issue a press release announcing the License Agreement or make other formal announcements primarily focused on or highlighting the License Agreement, but may disclose the existence of this Agreement, and may issue statements which are materially similar to the statement set forth in Exhibit B to this Agreement, and may disclose the terms set out in that statement.

8.3 EMPLOYEE INSTRUCTION. Netcentives will instruct its employees that they should not represent that the existence of a license indicates that Netcentives' technology is superior to that of MyPoints.com, or that MyPoints.com's technology is inferior to that Netcentives. MyPoints.com will instruct its employees that they should not represent that the existence of a license indicates that MyPoints.com's technology is superior to that of Netcentives or that Netcentives' technology is inferior to that of MyPoints.com.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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ARTICLE IX--GENERAL

9.1 NOTICES. Any notice, report, or payment provided for in this Agreement shall be deemed sufficiently given when sent by certified or registered mail addressed to the party for whom intended at the address given at the outset of this Agreement or at such changed address as the party shall have specified by written notice.

9.2 APPLICABLE LAW. This Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of California.

9.3 ARBITRATION. Any controversy or claim arising under or related to this Agreement shall be settled by confidential arbitration in accordance with the Patent Arbitration Rules of the American Arbitration Association before a single arbitrator selected in accordance with those rules, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

9.4 INTEGRATION. This instrument contains the entire and only Agreement between the parties and supersedes all preexisting Agreements between them respecting its subject matter. Any representation, promise, or condition in connection with such subject matter that is not incorporated in this Agreement shall not be binding on either party. No modification, renewal, extension, waiver, or termination of this Agreement or any of its provisions shall be binding on the party against whom enforcement of such modification, renewal, extension, waiver, or termination is sought, unless made in writing and signed on behalf of such party by one of its executive officers.

ARTICLE X--TERM AND TERMINATION

10.1 TERM. Unless otherwise terminated as provided in this Article, this Agreement shall run to the end of the life of the Patent and shall thereupon terminate.

10.2 TERMINATION FOR BREACH. Netcentives may terminate this Agreement at any time in the event of a default by MyPoints.com in the due observance or performance of any covenant, condition, or limitation of this License Agreement required to be performed by MyPoints.com, but only if MyPoints.com shall not have remedied its default within thirty (30) days after receipt from Netcentives of written notice specifying such default in reasonable detail.

10.3 EFFECT OF INVALIDATION. In the event that the Patent is invalidated by a final judgment of a court of proper jurisdiction royalties will cease for that jurisdiction, but no refunds of royalties paid under the License Agreement prior to the date of invalidation will be due. In the event that MyPoints.com commences any litigation or other legal proceeding relating to this Patent against Netcentives during the term of this Agreement, the license conferred in
Article III will be null and void as of the date of the filing of the Complaint or other document commencing such proceeding.

10.4 SURVIVAL OF TERMS. The following terms shall survive any termination of this


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Agreement: Articles 1.3, 2, 4.1.2 (to the extent that royalty payments are due for Points distributed prior to termination of this Agreement), 4.2, 5, 8.1, 9.2, 9.3, 10.3 and 10.4.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and duly sealed in duplicate originals by its duly authorized representative.


DATE: March 31, 1999                   Netcentives Inc.

                                       By: /s/ J.F. Longtinotti
                                           -------------------------------------
                                       Name: J.F. Longtinotti
                                       Title: SVP/ CFO



DATE: March 31, 1999                   MyPoints.com

                                       By: /s/ Robert C. Hoyler
                                           -------------------------------------
                                       Name:  Robert C. Hoyler
                                       Title:  President and COO


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                                    EXHIBIT A

                             ROYALTY SCHEDULE SCALE



o    Payment of a [*] royalty on the first [*] dollars of Points distributed.

o    Payment of a [*] royalty on the next [*] dollars of Points distributed.

o    Payment of a [*] royalty on the next [*] dollars of Points distributed.

o    Payment of a [*] royalty on the next [*] dollars of Points distributed.

o    Payment of a [*] royalty thereafter on Points distributed.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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                                    EXHIBIT B

                                PUBLIC STATEMENT

Netcentives and MyPoints.com have entered in a Patent License Agreement, in which MyPoints.com has received a nonexclusive license to practice U.S. Patent No. 5,774,870 and continuations, continuations-in-part, divisionals and foreign counterparts thereof for the life of such patent.



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